Exhibit 1


2/23/98

NationsBanc Montgomery Securities LLC
Deutsche Morgan Grenfell Inc.
c/o NationsBanc Montgomery Securities LLC
600 Montgomery Street
San Francisco, CA  94111


RE:   Recovery Engineering, Inc. (the "Company")

Ladies & Gentlemen:

The undersigned is an owner of record or beneficially of certain shares of Common Stock of the Company ("Common Stock") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock (the "Offering") for which you will act as the underwriters. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you and the other underwriters are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting arrangements with the Company with respect to the Offering.

In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not, without the prior written consent of NMSI (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, or otherwise dispose of any shares of Common Stock, options or warrants to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock currently owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned or publicly announce the undersigned's intention to do any of the foregoing, for a period commencing on the date hereof and continuing through the close of trading on the date 120 days after the date of the final Prospectus relating to the Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall terminate automatically and be of no further force or effect in the event that the contemplated Offering is not consummated on or prior to June 1, 1998.

                                          GS Capital Partners II, L.P.
                                          ----------------------------
                                          Printed Name of Holder


                                          By:  GS ADVISORS, INC.
                                               GENERAL PARTNER

                                          By:  GS ADVISERS, L.P.
                                               GENERAL PARTNER

                                          By:  /s/ Richard A. Friedman
                                               -----------------------

                                          Richard A. Friedman
                                          -------------------
                                          Printed Name of Person Signing
                                          (AND INDICATE CAPACITY OF PERSON
                                          SIGNING IF SIGNING AS CUSTODIAN,
                                          TRUSTEE, OR ON BEHALF OF AN ENTITY)

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall terminate automatically and be of no further force or effect in the event that the contemplated Offering is not consummated on or prior to June 1, 1998.



                                          GS Capital Partners II Offshore, L.P.
                                          -------------------------------------
                                          Printed Name of Holder


                                          By:  GS ADVISERS II (CAYMAN), L.P.
                                               GENERAL PARTNER

                                          By:  GS ADVISERS I, INC.
                                                  GENERAL PARTNER

                                          By: /s/Richard A. Friedman
                                              -----------------------
                                              Signature

                                          Richard A. Friedman
                                          -------------------
                                          Printed Name of Person Signing
                                          (AND INDICATE CAPACITY OF PERSON
                                          SIGNING IF SIGNING AS CUSTODIAN,
                                          TRUSTEE, OR ON BEHALF OF AN ENTITY)

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall terminate automatically and be of no further force or effect in the event that the contemplated Offering is not consummated on or prior to June 1, 1998.


                                          Goldman, Sachs & Co. Verwaltungs GmbH
                                          -------------------------------------
                                          Printed Name of Holder

                                          By: /s/ Eve M. Gerriets
                                              -------------------
                                              Signature

                                          Eve M. Gerriets
                                          ---------------
                                          Printed Name of Person Signing
                                          (AND INDICATE CAPACITY OF PERSON
                                          SIGNING IF SIGNING AS CUSTODIAN,
                                          TRUSTEE, OR ON BEHALF OF AN ENTITY)

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall terminate automatically and be of no further force or effect in the event that the contemplated Offering is not consummated on or prior to June 1, 1998.



                                          Stone Street Fund 1996, L.P
                                          Printed Name of Holder

                                          By:  STONE STREET EMPIRE CORP.
                                               GENERAL PARTNER

                                          By:  /s/ Richard A. Friedman
                                               -----------------------
                                               Signature

                                          Richard A. Friedman
                                          -------------------
                                          Printed Name of Person Signing
                                          (AND INDICATE CAPACITY OF PERSON
                                          SIGNING IF SIGNING AS CUSTODIAN,
                                          TRUSTEE, OR ON BEHALF OF AN ENTITY)

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of any Common Stock owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering. This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This agreement shall terminate automatically and be of no further force or effect in the event that the contemplated Offering is not consummated on or prior to June 1, 1998.


                                          BRIDGE STREET FUND 1996. L.P.
                                          -----------------------------
                                          Printed Name of Holder

                                          BY:   STONE STREET EMPIRE CORP.
                                                MANAGING GENERAL PARTNER

                                          By:  /s/ Richard A. Friedman
                                               -----------------------
                                               Signature

                                          Richard A. Friedman
                                          -------------------
                                          Printed Name of Person Signing
                                          (AND INDICATE CAPACITY OF PERSON
                                          SIGNING IF SIGNING AS CUSTODIAN,
                                          TRUSTEE, OR ON BEHALF OF AN ENTITY)